UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of Directors

On September 18, 2012, the Board of Directors (the “Board”) of Blackbaud, Inc. (the “Company”) appointed Joyce Nelson as a member of the Board. Ms. Nelson was appointed as a Class A director and will hold office until the Company’s 2014 Annual Meeting of Stockholders or until her successor is elected and qualified. The Nominating and Corporate Governance Committee of the Board conducted the search for director candidates. It has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills and independence. While the Nominating and Corporate Governance Committee does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, it does consider diversity to be an additional desirable characteristic in potential nominees. After reviewing several director candidates, the Nominating and Corporate Governance Committee recommended Ms. Nelson for appointment to the Board. Although Ms. Nelson may serve on committees of the Board in the future, she has not yet been named to any such committees.

There were no arrangements or understandings between Ms. Nelson and any other person pursuant to which Ms. Nelson was appointed as a director of the Board and there are no related party transactions between Ms. Nelson and the Company.

Ms. Nelson was the most recent President and Chief Executive Officer of National Multiple Sclerosis Society (“NMSS”). She has also served on the NMSS Board of Directors since January 2005. Ms. Nelson holds a BA in English from North Park University in Chicago.

The Company expects to pay Ms. Nelson the same compensation it pays its other independent directors, namely $40,000 per year (for up to a maximum of eight meetings) and $1,000 for each additional meeting. Directors also receive an initial grant of $200,000 worth of shares of the Company’s restricted stock and thereafter an annual grant of restricted stock awards with a value of approximately $120,000, each vesting over approximately one year from grant. We expect to make the initial grant to Ms. Nelson in November 2012, when the trading window under our Insider Trading Policy is open.

A copy of the press release regarding the appointment of Ms. Nelson to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated September 24, 2012 regarding the appointment of Ms. Nelson to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: September 24, 2012	/s/ Anthony W. Boor
Anthony W. Boor, Senior Vice President and Chief Financial Officer